Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(7,755,570)
Unrealized Gain (Loss) on Market Value of Futures	(3,709,654)
Dividend Income	933
Interest Income	3,983
ETF Transaction Fees	350
Total Income (Loss)	$(11,459,958)

Expenses
General Partner Management Fees	$48,644
Professional Fees	16,103
Brokerage Commissions	7,631
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	1,216
Non-interested Directors' Fees and Expenses	686
Prepaid Insurance Expense	345
Total Expenses	78,570
Expense Waiver	(17,766)
Net Expenses	$60,804
Net Income (Loss)	$(11,520,762)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$103,237,816
Withdrawals (100,000 Shares)	(3,744,315)
Net Income (Loss)	(11,520,762)

Net Asset Value End of Month	$87,972,739
Net Asset Value Per Share (2,400,000 Shares)	$36.66

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612